Exhibit 99.1

Contact:

Investor Relations:

The Blueshirt Group

Nicole Gunderson

IR@mindbodyonline.com

888-782-7155

Media Contact:

Georgia Suter

georgia.suter@mindbodyonline.com

805-419-2856

MINDBODY Reports Second Quarter 2015 Financial Results

Revenue Growth Accelerates to 49% Year over Year

Company Adds Record Number of Subscribers

San Luis Obispo, CA – August 4, 2015 (GLOBE NEWSWIRE) -- MINDBODY, Inc. (NASDAQ:MB), the leading provider of cloud-based business management software for the wellness services industry, today announced financial results for the second quarter ended June 30, 2015.

“Our strong second quarter results demonstrate the powerful network effects taking hold across our SaaS platform,” said Rick Stollmeyer, co-founder and chief executive officer of MINDBODY.  “As more wellness businesses adopt our software, they bring more consumers to our web and mobile applications, who then bring additional partners to our platform. In the second quarter, these network effects accelerated our subscriber and revenue growth, increased average monthly revenue per subscriber, and improved our gross margin.”

Second Quarter 2015 Financial Results

•	Total revenue in the second quarter of 2015 was $24.8 million, a 49% increase year over year.
•	Subscription and services revenue was $14.9 million, a 56% increase year over year.
•	Payments revenue was $9.3 million, a 50% increase year over year.
•

Recurring revenue increased 54% year over year.  Recurring revenue is the sum of our subscription and services revenue and payments revenue. It excludes the product and other category. Recurring revenue now comprises 98% of our total revenue, up from 95% in the second quarter of 2014.

•

GAAP net loss attributable to common stockholders in the second quarter of 2015 was $(13.3) million or $(0.87) per basic and diluted share, compared to a net loss of $(8.8) million, or $(0.80) per basic and diluted share, in the second quarter of 2014.

•

Non-GAAP net loss[1] attributable to common stockholders in the second quarter of 2015 was $(7.0) million or $(0.21) per share, compared to a non-GAAP net loss of $(5.1) million, or $(0.16) per basic and diluted share in the second quarter of 2014.

•	Adjusted EBITDA loss[1] for the second quarter of 2015 was $(5.2) million, compared to an Adjusted EBITDA loss of $(4.5) million for the second quarter of 2014.

Second Quarter 2015 Highlights

•	End of period subscribers grew 27% year over year to a record 45,665.
•	Average monthly revenue per subscriber (ARPS) grew 23% year over year to approximately $185.
•

Dollar-based net expansion rate was 115%, up from 109% as of the end of the first quarter of 2015. This metric nets the effects of subscriber churn against the increasing value of subscribers retained indicating the tendency of our subscriber cohorts to gain value over time.

•	Payments volume increased 23% year over year to approximately $1.24 billion.

•

The MINDBODY Connect app received a 2015 SIIA Software CODiE Award for Best Consumer Application, reflecting MINDBODY’s continued success in creating best-in-class software for our subscribers and consumers.

•

MINDBODY entered into a new strategic partnership with Xero, a cloud-based small business accounting software with over 540,000 subscribers in 180 countries.  We expect this partnership to fuel our subscriber growth and further grow our dollar-based net expansion rate in the future.

[1]

A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“We are very pleased with our financial results in the second quarter, with strong performance across all of our key metrics,” said Brett White, chief financial officer of MINDBODY.

Outlook

For the third quarter of 2015, MINDBODY expects to report:

•	Revenue in the range of $25.0 to $26.0 million, representing 42% to 48% growth over the third quarter of 2014.
•

Non-GAAP net loss attributable to common stockholders in the range of $(8.3) to $(9.3) million and non-GAAP weighted average shares outstanding for the third quarter of approximately 39.2 million shares.

For the full year of 2015, MINDBODY expects to report:

•	Revenue in the range of $98.0 to $100.0 million, representing 40% to 43% growth over 2014.
•

Non-GAAP net loss attributable to common stockholders in the range of $(30.0) to $(33.0) million and non-GAAP weighted average shares outstanding of approximately 39.3 million shares for the fourth quarter and 35.8 million shares for the full year.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, MINDBODY has provided a reconciliation of historical GAAP to non-GAAP financial measures in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Quarterly Conference Call and Related Information

MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET).

•	Dial in: To access the call, please dial (855) 542-4215, or outside the U.S. (412) 455-6078, with Conference ID# 84911591 at least five minutes prior to the 1:30 p.m. PT start time.
•

Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

•	Audio replay: An audio replay will be available between 4:00 p.m. PT August 4, 2015 and 8:59 p.m. PT August 7, 2015 by calling 1 (888) 843-7419 or 1 (630) 652-3042, with Passcode 84911591.

About MINDBODY

MINDBODY is the leading provider of cloud-based business management software for the wellness services industry, with over 45,000 local business subscribers in 132 countries and territories. These subscribers provide a variety of wellness services to over 25 million active consumers. MINDBODY’s integrated software and payments platform helps business owners in the wellness services industry run, market and build their businesses. MINDBODY also helps consumers more easily evaluate, engage and transact with these businesses, enabling them to live healthier and happier lives.

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© 2015 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo and Love Your Business are trademarks or registered trademarks of MINDBODY, Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

Forward Looking Statements

This press release and the accompanying conference call contain forward-looking statements about our expected financial results for the third quarter of 2015 and full year 2015, the network effects across our platform, our continued investment in our growth and our partnership with Xero.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our subscribers and their consumers; the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and corporate wellness offerings; any failure of our security measures, including the risk that such measures may be insufficient to secure our subscriber and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our subscribers and consumers to access our platform; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in subscriber demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our subscribers and their consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; and our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our final prospectus related to our initial public offering, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 on June 19, 2015, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at http://investors.mindbodyonline.com/.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

In this press release and the related conference call, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following non-GAAP financial measures in this press release: Adjusted EBITDA, non-GAAP net loss attributable to common stockholders, non-GAAP weighted average shares outstanding, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors.  Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP.  Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss before stock-based compensation expense, depreciation and amortization, change in fair value of contingent consideration, change in fair value of preferred stock warrant, impairment charges, provision for income taxes, and other income (expense), net, which consisted of interest income and expense, and other miscellaneous other income (expense). We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.  We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, the potentially dilutive impact of stock-based compensation, or tax payments that may represent a reduction in cash available to us; and (3) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Non-GAAP net loss, non-GAAP weighted average shares outstanding and non-GAAP net loss per share

We define non-GAAP net loss attributable to common stockholders as the respective GAAP balance adjusted for: (1) stock-based compensation expense, (2) accretion of redeemable convertible preferred stock, and (3) deemed dividend – preferred stock modification. Non-GAAP net loss per share attributable to common stockholders is calculated as non-GAAP net loss attributable to common stockholders divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding redeemable convertible preferred stock into common stock as of the beginning of the period.  These non-GAAP financial measures have a number of limitations, including the following: these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and other companies, including companies in our industry, may exclude different non-recurring items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.

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MINDBODY, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	December 31,	June 30,
	2014	2015
ASSETS
Current assets:
Cash and cash equivalents	$34,675	$106,846
Accounts receivable, net of allowance for doubtful accounts of $79 and $72 as of December 31, 2014 and June 30, 2015	3,193	4,500
Prepaid expenses and other current assets	2,562	2,227
Total current assets	40,430	113,573
Restricted cash	772	—
Property and equipment, net	28,568	32,412
Intangible assets, net	60	789
Goodwill	1,827	5,396
Other noncurrent assets	1,394	577
TOTAL ASSETS	$73,051	$152,747

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,406	$5,005
Accrued expenses and other liabilities	5,219	7,095
Deferred revenue, current portion	2,396	2,691
Other current liabilities	447	558
Total current liabilities	13,468	15,349

Deferred rent, noncurrent portion	988	1,163
Financing obligation on leases, noncurrent portion	15,496	16,083
Preferred stock warrant	1,188	—
Other noncurrent liabilities	388	515
Total liabilities	31,528	33,110
Commitments and contingencies (Note 7)
Redeemable convertible preferred stock, par value of $0.000004 per share; 20,542,012 shares authorized, 20,454,489 shares issued and outstanding as of December 31, 2014; aggregate liquidation preference of $117,636 as of December 31, 2014; no shares authorized, issued and outstanding as of June 30, 2015	166,448	—
Stockholders' equity (deficit):
Preferred stock, par value $0.000004 per share; no shares authorized, issued and outstanding as of December 31, 2014; 100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2015	—	—
Common stock, par value $0.000004 per share; 50,000,000 shares authorized, 11,189,360 issued and outstanding as of December 31, 2014; no shares authorized, issued and outstanding as of June 30, 2015	—	—
Class A common stock, par value of $0.000004 per share; no shares authorized, issued and outstanding as of December 31, 2014; 1,000,000,000 shares authorized, 7,150,000 shares issued and outstanding as of June 30, 2015	—	—
Class B common stock, par value of $0.000004 per share; no shares authorized, issued and outstanding as of December 31, 2014; 100,000,000 shares authorized, 31,979,595 shares issued and outstanding as of June 30, 2015	—	—
Additional paid-in capital	—	264,844
Accumulated other comprehensive loss	(132)	(203)
Accumulated deficit	(124,793)	(145,004)
Total stockholders' equity (deficit)	(124,925)	119,637
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)	$73,051	$152,747

MINDBODY, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Revenue (1)	$16,571	$24,760	$32,224	$47,023
Cost of revenue (2)	6,998	8,809	13,476	17,502
Gross profit	9,573	15,951	18,748	29,521
Operating expenses:
Sales and marketing (2)	7,047	11,820	14,294	21,537
Research and development (2)	4,033	5,476	7,627	10,201
General and administrative (2)	4,483	7,262	8,013	14,042
Change in fair value of contingent consideration	(415)	(11)	(838)	(11)
Total operating expenses	15,148	24,547	29,096	45,769
Loss from operations	(5,575)	(8,596)	(10,348)	(16,248)
Change in fair value of preferred stock warrant	81	125	59	(25)
Interest income	—	3	—	6
Interest expense	(5)	(266)	(25)	(283)
Other income (expense), net	21	(53)	26	(92)
Loss before provision for income taxes	(5,478)	(8,787)	(10,288)	(16,642)
Provision for income taxes	29	62	63	68
Net loss	(5,507)	(8,849)	(10,351)	(16,710)
Accretion of redeemable convertible preferred stock	(3,287)	(4,403)	(9,118)	(9,862)
Deemed dividend—preferred stock modification	—	—	—	1,748
Net loss attributable to common stockholders	$(8,794)	$(13,252)	$(19,469)	$(24,824)
Net loss per share attributable to common stockholders, basic and diluted	$(0.80)	$(0.87)	$(1.77)	$(1.88)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	10,994,074	15,267,325	10,981,192	13,231,844

(1)	Total revenue by category is presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Revenue:
Subscription and services	$9,541	$14,920	$18,410	$28,381
Payments	6,196	9,279	12,098	17,301
Product and other	834	561	1,716	1,341
Total revenue	$16,571	$24,760	$32,224	$47,023

(2)	Stock-based compensation expense included above was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Cost of revenue	$48	$132	$72	$232
Sales and marketing	45	903	79	1,444
Research and development	70	162	123	258
General and administrative	225	628	450	1,031
Total stock-based compensation expense	$388	$1,825	$724	$2,965

MINDBODY, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,351)	$(16,710)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,150	2,849
Stock-based compensation expense	724	2,965
Change in fair value of preferred stock warrant	(59)	25
Change in fair value of contingent consideration	(838)	(11)
Other	355	275
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(312)	(1,519)
Prepaid expenses and other current assets	(529)	335
Other assets	(214)	77
Accounts payable	(563)	58
Accrued expenses and other current liabilities	810	1,760
Deferred revenue	194	295
Deferred rent	192	175
Net cash used in operating activities	(8,441)	(9,426)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,233)	(6,531)
Change in restricted cash and deposits	213	788
Acquisition of business	—	(3,000)
Net cash used in investing activities	(3,020)	(8,743)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering	—	93,093
Repayment on financing and capital lease obligations	(94)	(63)
Payments of deferred offering cost	(39)	(2,604)
Proceeds from issuance of redeemable convertible preferred stock, net	49,913	—
Payments on contingent consideration	(240)	—
Net proceeds from employee stock-based transactions	9	60
Payments of debt issuance costs	—	(73)
Net cash provided by financing activities	49,549	90,413

Effect of exchange rate changes on cash and cash equivalents	3	(73)
NET INCREASE IN CASH AND CASH EQUIVALENTS	38,091	72,171
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,545	34,675
CASH AND CASH EQUIVALENTS, END OF PERIOD	$47,636	$106,846

Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
	(in thousands)
Net loss	$(5,507)	$(8,849)	$(10,351)	$(16,710)
Stock-based compensation expense	388	1,825	724	2,965
Depreciation and amortization	1,116	1,631	2,150	2,849
Change in fair value of contingent consideration	(415)	(11)	(838)	(11)
Change in fair value of preferred stock warrant	(81)	(125)	(59)	25
Provision for income taxes	29	62	63	68
Other (income) expense, net	(16)	316	(1)	369
Adjusted EBITDA (unaudited)	$(4,486)	$(5,151)	$(8,312)	$(10,445)

Reconciliation of net loss attributable to common stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
	(in thousands)
GAAP net loss attributable to common stockholders	$(8,794)	$(13,252)	$(19,469)	$(24,824)
Stock-based compensation expense	388	1,825	724	2,965
Accretion of redeemable convertible preferred stock	3,287	4,403	9,118	9,862
Deemed dividend—preferred stock modification	—	—	—	(1,748)
Non-GAAP net loss attributable to common stockholders	$(5,119)	$(7,024)	$(9,627)	$(13,745)

Reconciliation of net loss per share attributable to common stockholders, basic and diluted:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
GAAP net loss per share attributable to common stockholders, basic and diluted:	$(0.80)	$(0.87)	$(1.77)	$(1.88)
Non-GAAP adjustments to net loss attributable to common stockholders	0.34	0.41	0.90	0.84
Non-GAAP adjustments to weighted-average shares used to compute net loss per share	0.30	0.25	0.56	0.62
Non-GAAP net loss per share attributable to common (1) stockholders, basic and diluted	$(0.16)	$(0.21)	$(0.31)	$(0.42)

Reconciliation of weighted-average shares used to compute net loss per share attributable to common stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
GAAP weighted-average shares used to compute net loss per share attributable to common stockholder, basic and diluted	10,994,074	15,267,325	10,981,192	13,231,844
Conversion of preferred stock into common stock	20,673,680	17,720,297	19,857,617	19,188,830
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	31,667,754	32,987,622	30,838,809	32,420,674

(1)

Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding preferred redeemable convertible shares to common shares as of the beginning of the period.